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                                                                   Ex. 99.(a)(2)


          Report of Independent Auditors on Other Financial Information







The Board of Directors
Modern Woodmen of America


Our audit was conducted for the purpose of forming an opinion on the 2000 statutory-basis financial statements taken as a whole. The accompanying supplemental schedule of selected statutory-basis financial data is presented to comply with the National Association of Insurance Commissioners' Annual Statement Instructions and is not a required part of the statutory-basis financial statements. Such information has been subjected to the auditing procedures applied in our audit of the 2000 statutory-basis financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2000 statutory-basis financial statements taken as a whole.

This report is intended solely for the information and use of the Society and state insurance regulatory authorities and is not intended to be and should not be used for anyone other than these specified parties.


                                                           /s/ ERNST & YOUNG LLP


March 16, 2001



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                            Modern Woodmen of America

                        Supplemental Schedule of Selected
                         Statutory-Basis Financial Data
                                 (in thousands)

                 As of and for the year ended December 31, 2000

U.S. Government bonds                                                                       $      22,876
Other bonds (unaffiliated)                                                                        225,419
Bonds of affiliates                                                                                     -
Preferred stocks (unaffiliated)                                                                       848
Preferred stocks of affiliates                                                                          -
Common stocks (unaffiliated)                                                                        5,069
Common stocks of affiliates                                                                            25
Mortgage loans                                                                                     42,525
Real estate                                                                                         2,417
Certificateholders' loans                                                                          11,630
Cash on hand and on deposit                                                                           652
Short-term investments                                                                                953
Other invested assets                                                                               2,339
Derivative instruments                                                                                  -
Aggregate write-ins for investment income                                                             249
                                                                                           ---------------
Gross investment income                                                                           315,002

Less investment expenses                                                                           (4,555)
                                                                                           ---------------
Net investment income                                                                       $     310,447
                                                                                           ===============

Real estate owned, at book value less encumbrances                                          $      21,677

Mortgage loans, at book value:
   Farm mortgages                                                                           $           -
   Residential mortgages                                                                               48
   Commercial mortgages                                                                           524,899
                                                                                           ---------------
Total mortgage loans                                                                        $     524,947
                                                                                           ===============

Mortgage loans by standing, at book value:
   Good standing                                                                            $     521,667
   Good standing with restructured terms                                                                -
   Interest overdue more than 90 days, not in foreclosure                                           1,436
   Foreclosure in process                                                                           1,844
                                                                                           ---------------
Total mortgage loans                                                                        $     524,947
                                                                                           ===============

Bonds and stocks of subsidiaries and affiliates, book value:
   Bonds                                                                                    $           -
   Preferred stocks                                                                                     -
   Common stocks                                                                                        -


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
Bonds and short-term investments by maturity (using estimated sinking fund payment level), at statement value:
   Due within one year or less                                                                $   272,554
   Over 1 year through 5 years                                                                  1,122,060
   Over 5 years through 10 years                                                                1,650,015
   Over 10 years through 20 years                                                                 387,443
   Over 20 years                                                                                   56,352
                                                                                             -------------
Total bonds by maturity                                                                       $ 3,488,424
                                                                                             =============

Bonds and short-term investments by class, at statement value:
   Class 1                                                                                    $ 2,479,990
   Class 2                                                                                        895,597
   Class 3                                                                                         67,862
   Class 4                                                                                         37,743
   Class 5                                                                                          6,112
   Class 6                                                                                          1,120
                                                                                             -------------
Total bonds by class                                                                          $ 3,488,424
                                                                                             =============

Total bonds publicly traded                                                                   $ 2,193,338

Total bonds privately placed                                                                  $ 1,295,086

Preferred stocks, at statement value                                                          $     9,756
Common stocks, at market value                                                                    435,863
Short-term investments, at book value                                                                   -
Options, caps and floors owned, at statement value                                                      -
Options, caps and floors written and in-force, at statement value                                       -
Collar, swap and forward agreements open, at statement value                                            -
Futures contracts open, at current value                                                                -
Cash on deposit                                                                                    11,350

Life insurance in-force:
   Ordinary                                                                                   $23,481,136

Amount of accidental death insurance in-force under
   ordinary certificates                                                                      $ 3,054,635

Life insurance certificates with disability provisions in-force - ordinary                    $    22,548

Supplementary contracts in-force:
   Ordinary, not involving life contingencies:
     Amount on deposit                                                                        $    11,766
     Income payable                                                                                   118
   Ordinary, involving life contingencies - income payable                                          2,465


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
Annuities:
   Ordinary:
     Immediate - income payable                                                              $      4,016
     Deferred - fully paid (account balance)                                                    1,584,637
     Deferred - not fully paid (account balance)                                                  338,381

Accident and health insurance, premiums in-force - ordinary                                             3

Deposit funds and refund accumulations:
   Deposit funds, account balance                                                                   1,003
   Refund accumulations, account balance                                                            8,019

Claim payments 2000:
   Accident and health:
     2000                                                                                             518
     All prior years                                                                                  444


NOTE - BASIS OF PRESENTATION

The accompanying schedule presents selected statutory-basis financial data as of December 31, 2000 and for the year then ended for purposes of complying with paragraph 9 of the Annual Audited Statutory-Basis Financial Reports in the General section of the National Association of Insurance Commissioners' Annual Statement Instructions and agrees to or is included in the amounts reported in the Society's 2000 Statutory Annual Statement as filed with the Insurance Department of the State of Illinois.

Certain items required by paragraph 9 of the Annual Audited Financial Reports in the General section of the National Association of Insurance Commissioners' Annual Statement Instructions have been omitted from the schedule presented herein as amounts are zero or items are not applicable.